                                                                    EXHIBIT 99.4

                              OFFERS TO EXCHANGE:

             I. EACH OUTSTANDING                           II. EACH OUTSTANDING
                 COMMON SHARE                                6.00% CUMULATIVE
          (INCLUDING THE ASSOCIATED                       REDEEMABLE CONVERTIBLE
             COMMON SHARE RIGHTS)                    FIRST PREFERRED SHARE, SERIES C
                      OF                                            OF
            THE LOEWEN GROUP INC.                         THE LOEWEN GROUP INC.
                     FOR                                           FOR
            $45.00 OF COMMON STOCK                        $29.51 OF COMMON STOCK
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
           NEW SERVICE CORPORATION                       NEW SERVICE CORPORATION
                INTERNATIONAL                                 INTERNATIONAL
                      OR                                            OR
        $45.00 OF EXCHANGEABLE SHARES                 $29.51 OF EXCHANGEABLE SHARES
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
          SCI HOLDINGS CANADA, INC.                     SCI HOLDINGS CANADA, INC.

--------------------------------------------------------------------------------
          THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M.,
 NEW YORK CITY TIME, ON             , 199 , UNLESS THE OFFERS ARE EXTENDED (THE
  "EXPIRATION DATE"). SHARES WHICH ARE TENDERED PURSUANT TO THE OFFERS MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                                                                          , 1996
To Our Clients:

     Enclosed for your consideration are the Prospectus dated             , 1996
(the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Offers") in connection with exchange offers of New Service Corporation International, a Delaware corporation ("Buyer"), and SCI Holdings Canada, Inc., a company incorporated under the laws of British Columbia ("Canadian Newco"), pursuant to which (1) holders of Common Shares without par value ("Common Shares") of The Loewen Group Inc. ("Loewen") are invited to exchange their Common Shares (together with, unless and until the Purchasers (as defined below) declare that the Rights Plan Condition (as defined in the Prospectus) is waived or satisfied) an equal number of associated common share purchase rights (the "Rights") issued pursuant to the Rights Agreement (as defined in the Prospectus) for a number of shares of common stock, par value $.01 per share ("Buyer Common Stock"), of Buyer equal to the Share Exchange Ratio (as defined in the Prospectus), or, at the holder's election, a number of Exchangeable Shares without par value ("Exchangeable Shares"), of Canadian Newco equal to the Share Exchange Ratio, and (2) holders of shares of 6.00% Cumulative Redeemable Convertible First Preferred Shares, Series C without par value (the "Preferred Shares") of Loewen are invited to exchange their Preferred Shares for a number of shares of Buyer Common Stock equal to the Preferred Share Exchange Ratio (as defined in the Prospectus), or, at the holder's election, a number of Exchangeable Shares equal to the Preferred Share Exchange Ratio, in each case upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal enclosed herewith. The Preferred Shares, Common Shares and Rights together are sometimes referred to in this letter as the "Shares."

     TENDERING SHAREHOLDERS MUST ELECT TO ACCEPT EITHER THE OFFER OF BUYER OR THE OFFER OF CANADIAN NEWCO OR SELECT AN ALLOCATION BETWEEN EACH OFFER. WE WILL MAKE SUCH ELECTION PURSUANT TO YOUR INSTRUCTIONS IN THE SPACE PROVIDED ON THE INSTRUCTION FORM ATTACHED TO THIS LETTER. IF YOU DESIRE TO TENDER YOUR SHARES AND NO ELECTION IS MADE, YOU WILL BE DEEMED TO HAVE ELECTED TO ACCEPT THE OFFER OF BUYER AND, UPON CONSUMMATION OF THE OFFERS AND ASSUMING SUCH SHARES HAVE BEEN VALIDLY TENDERED AND NOT WITHDRAWN, YOU WILL RECEIVE BUYER COMMON STOCK IN EXCHANGE FOR ANY PREFERRED SHARES, COMMON SHARES AND/OR RIGHTS THAT YOU TENDER. IF YOU ELECT TO ACCEPT THE OFFER OF BUYER, THE TERM "PURCHASER" IN THIS LETTER SHALL REFER TO BUYER AND THE TERM "PURCHASER SHARES" SHALL REFER TO SHARES OF BUYER COMMON STOCK. IF YOU ELECT TO ACCEPT THE OFFER OF CANADIAN NEWCO, THE TERM "PURCHASER" IN THIS LETTER SHALL REFER TO CANADIAN NEWCO AND THE TERM "PURCHASER SHARES" SHALL REFER TO EXCHANGEABLE SHARES. THE TERM "PURCHASERS" IN THIS LETTER SHALL REFER TO BUYER AND CANADIAN NEWCO.

     Unless and until the Purchasers declare that the Rights Plan Condition (as defined in the Prospectus) is waived or satisfied, holders of Common Shares will be required to tender one associated Right for each Common Share tendered in order to effect a valid tender of such Common Share. If the Separation Time (as defined in the Prospectus) does not occur prior to the Expiration Date, a tender of Common Shares will also constitute a tender of the associated Rights. If the Separation Time occurs prior to the Expiration Date and certificates representing Rights are distributed to holders of Common Shares, such holders of Common Shares will be required to tender certificates for Rights equal to the number of Common Shares being tendered in order to effect a valid tender of such Common Shares.

     Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent or to the Canadian Forwarding Agent (as defined below) on or prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in the Letter of Transmittal) on or prior to the Expiration Date and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described under "The Offers -- Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent or to the Canadian Forwarding Agent.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Preferred Shares, Common Shares and/or Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offers.

     Please note the following:

     1. Buyer is offering to exchange each Common Share for a number of shares of Buyer Common Stock equal to the Share Exchange Ratio (as defined in the Prospectus) and to exchange each Preferred Share for a number of shares of Buyer Common Stock equal to the Preferred Share Exchange Ratio (as defined in the Prospectus).

          Canadian Newco is offering to exchange each Common Share for a number of Exchangeable Shares equal to the Share Exchange Ratio and to exchange each Preferred Share for a number of Exchangeable Shares equal to the Preferred Share Exchange Ratio.

     2. The Offers are being made for all of the outstanding Preferred Shares, Common Shares and Rights.

     3.   The Offers and withdrawal rights will expire at 10:00 A.M., New York
          City time, on             , 199  , unless the Offers are extended.

     4. The Offers are conditioned upon, among other things, (1) the Minimum Tender Condition, (2) the SCI Shareholder Approval Condition, (3) the Rights Plan Condition, (4) the Loewen Board Condition, (5) the Regulatory Condition and (6) the Holding Company Merger Condition (in each case as defined in the Prospectus). See "The Offers -- Minimum Tender Condition", "-- SCI Shareholder Approval Condition", "-- Rights Plan Condition", "-- Loewen Board Condition", "-- Regulatory Condition", "-- Holding Company Merger Condition" and "-- Certain Other Conditions of the Offers", in the Prospectus.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offers.

     The Offers are made solely by the Prospectus and the related Letter of Transmittal and any amendments or supplements thereto and are being made to all holders of Shares. The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Buyer and/or Canadian Newco may, in their discretion, take such action as they may deem necessary to make the Offers in any such jurisdiction and extend the Offers to holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer, the Offers shall be deemed to be made on behalf of Buyer and Canadian Newco by J.P. Morgan Securities Inc. and/or TD Securities Inc., as Dealer Managers, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Preferred Shares, Common Shares and/or Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope, in which to return your instructions to us, is enclosed. If you authorize the tender of your Preferred Shares, Common Shares and/or Rights, all such Preferred Shares, Common Shares and/or Rights will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFERS.

              INSTRUCTIONS WITH RESPECT TO THE OFFERS TO EXCHANGE:

         I.  EACH OUTSTANDING COMMON SHARE                     II.  EACH OUTSTANDING 6.00%
         (INCLUDING THE ASSOCIATED COMMON                   CUMULATIVE REDEEMABLE CONVERTIBLE
              SHARE PURCHASE RIGHTS)                         FIRST PREFERRED SHARE, SERIES C
                        OF                                                 OF
               THE LOEWEN GROUP INC.                              THE LOEWEN GROUP INC.
                        FOR                                                FOR
              $45.00 OF COMMON STOCK                             $29.51 OF COMMON STOCK
              (SUBJECT TO ADJUSTMENT)                            (SUBJECT TO ADJUSTMENT)
                        OF                                                 OF
              NEW SERVICE CORPORATION                            NEW SERVICE CORPORATION
                   INTERNATIONAL                                      INTERNATIONAL
                        OR                                                 OR
           $45.00 OF EXCHANGEABLE SHARES                      $29.51 OF EXCHANGEABLE SHARES
              (SUBJECT TO ADJUSTMENT)                            (SUBJECT TO ADJUSTMENT)
                        OF                                                 OF
             SCI HOLDINGS CANADA, INC.                          SCI HOLDINGS CANADA, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated             , 1996 (the "Prospectus"), and the related Letter
of Transmittal (which together constitute the "Offers") relating to the offer of each Purchaser to exchange (1) a number of Purchaser Shares equal to the Share Exchange Ratio (as defined in the Prospectus) for each outstanding Common Share (together with, unless and until the Purchasers declare that the Rights Plan Condition is waived or satisfied, an equal number of associated Rights), and (2) a number of Purchaser Shares equal to the Preferred Share Exchange Ratio (as defined in the Prospectus) for each outstanding Preferred Share, in each case upon the terms and subject to the conditions set forth in the Offers.

     This will instruct you to tender to the Purchaser or Purchasers indicated below the number of Preferred Shares, Common Shares and/or Rights indicated below (or, if no number is indicated below, all Preferred Shares, Common Shares and/or Rights) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offers.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                                   IMPORTANT

                               ELECTION OF OFFER

                 BUYER OFFER                                    CANADIAN NEWCO OFFER
Indicate in the space provided below the           Indicate in the space provided below the
number of Common Shares and/or Rights the          number of Common Shares and/or Rights the
tendering shareholder has elected to tender        tendering shareholder has elected to tender
pursuant to the Offer of Buyer in exchange for     pursuant to the Offer of Canadian Newco in
shares of Buyer Common Stock (such Offer, the      exchange for Exchangeable Shares (such Offer,
"Buyer Offer"):                                    the "Canadian Newco Offer"):
----------------------------------------------     ----------------------------------------------
 Common Shares:                                    Common Shares:
----------------------------------------------     ----------------------------------------------
 Rights (if applicable)(1):                        Rights (if applicable)(1):
----------------------------------------------     ----------------------------------------------
Indicate in the space provided below the           Indicate in the space provided below the
number of Preferred Shares the tendering           number of Preferred Shares the tendering
shareholder has elected to tender pursuant to      shareholder has elected to tender pursuant to
the Buyer Offer in exchange for shares of          the Canadian Newco Offer in exchange for
Buyer Common Stock:                                Exchangeable Shares:
----------------------------------------------     ----------------------------------------------
 Preferred Shares:                                 Preferred Shares:
----------------------------------------------     ----------------------------------------------
(1) Need not be completed if the Separation Time has not occurred.
A shareholder who tenders Preferred Shares, Common Shares and/or Rights but fails to indicate whether such Preferred Shares, Common Shares and/or Rights are being tendered pursuant to the
Buyer Offer in exchange for shares of Buyer Common Stock or pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares will be deemed to have tendered all of such Preferred Shares,
Common Shares and/or Rights pursuant to the Buyer Offer and, upon consummation of the Offers and assuming such Preferred Shares, Common Shares and/or Rights have been validly tendered and not withdrawn, such shareholder will receive shares of Buyer Common Stock in exchange for such
Preferred Shares, Common Shares and/or Rights.
Shareholders may tender some or all of their Preferred Shares, Common Shares and/or Rights pursuant to the Buyer Offer in exchange for shares of Buyer Common Stock, and some or all of their Preferred Shares, Common Shares and/or Rights pursuant to the Canadian Newco Offer in exchange for Exchangeable Shares.
THIS ELECTION MAY HAVE IMPORTANT TAX CONSEQUENCES. PLEASE SEE "CERTAIN U.S. AND CANADIAN FEDERAL
TAX CONSEQUENCES OF THE ACQUISITION" IN THE PROSPECTUS.

Number of Preferred Shares Tendered:(1)                                   SIGN HERE
                                                      -------------------------------------------------
                          Preferred Shares
------------------------------------------            -------------------------------------------------
                                                                          Signature
Number of Common Shares to be Tendered:(1,2)
                                                      -------------------------------------------------
                             Common Shares
------------------------------------------            -------------------------------------------------
                                                                Please type or print name(s)
Number of Rights to be Tendered:(1,2)
                                                      -------------------------------------------------
Rights
------------------------------------------            -------------------------------------------------
                                                              Please type or print address(es)
Account Number:
----------------------------------------              -------------------------------------------------
Account Number:                                           Daytime Area Code and Telephone Number(s)
----------------------------------------
Dated:  , 1996                                        -------------------------------------------------

                                                      -------------------------------------------------
                                                                  Taxpayer Identification,
                                                        Social Security or Social Insurance Number(s)


                             CANADIAN NEWCO OFFER:
                              TAX ELECTION PACKAGE

TO BE COMPLETED ONLY BY SHAREHOLDERS WHO ARE TENDERING SHARES PURSUANT TO THE CANADIAN NEWCO OFFER AND WHO ARE ELIGIBLE TO ENTER INTO A JOINT ELECTION WITH CANADIAN NEWCO IN ORDER TO OBTAIN "ROLLOVER" TREATMENT FOR CANADIAN TAX PURPOSES AS DESCRIBED UNDER "CERTAIN U.S. AND CANADIAN FEDERAL TAX CONSEQUENCES OF THE ACQUISITION" IN THE PROSPECTUS.

/ /  Check here if you wish to receive a tax election package

/ /  Check here if Shareholder is a partnership*

/ /  Check here if Shareholder is required to file in Quebec

*If a partnership, please specify the number of partners:______________________
                                                          (number of partners
                                                            in partnership)

---------------

(1) Unless otherwise indicated, it will be assumed that all of your Common Shares, Preferred Shares and Rights held by us for your account are to be tendered.

(2) Unless and until the Purchasers declare that the Rights Condition (as defined in the Prospectus) is waived or satisfied, holders of Common Shares will be required to tender one Right for each Common Share tendered to effect a valid tender of such Common Share. If the Separation Time (as defined in the Prospectus) does not occur prior to the Expiration Date (as defined in the Offer to Purchase), a tender of Common Shares will also constitute a tender of the associated Rights.